UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy #304 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VSEE	The Nasdaq Stock Market LLC
Warrants, which entitles the holder to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 9, 2025, VSee Health, Inc. (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”) with an accredited institutional investor (the “Investor”) pursuant to which the Company issued to the Investor a secured note in the aggregate principal amount of $133,333.33 (the “Note”) for a purchase price of $120,000. The Note bears interest at the rate of 5% per annum and matures on May 8, 2026. The Note is not convertible, and provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the representations or warranties made by the Company or its subsidiaries. In connection with any event of default that results in the acceleration of payment of the Note, the interest rate on the Note shall accrue at a rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law. For as long as the Note remains outstanding, the Note Purchase Agreement: (1) prohibits the Company from entering into an variable rate transaction, (2) requires that the Company provide the Investor with any more favorable terms granted to any future purchaser or holder of the Company’s debt or securities and (3) prohibits any exchange transaction involving the Company’s debt or securities.

Additionally, on October 9, 2025, the Company entered into an amendment agreement (the “Amendment Agreement”) with an accredited investor whereby the terms of the Security Agreements (as defined in the Note Purchase Agreement) including: (1) the Amended and Restated Security Agreement, dated as of June 24, 2024 by the Company, VSee Lab and iDoc entered in favor of Dominion Capital LLC, a Connecticut limited liability company and (2) the Security Agreement dated as of September 30, 2025 by the Company, Vsee Lab and iDoc and the Guaranties (as defined in the Note Purchase Agreement) including: (1) the Amended and Restated Guaranty dated as of June 24, 2024 and (2) Guaranty dated as of September 30, 2025, in each case by Vsee Lab and iDoc granted in favor of Dominion, were amended to include the Note so as to ensure that the Note will be fully secured by the assets of the Company and its subsidiaries.

The foregoing descriptions of the Amendment Agreement, the Note and the Note Purchase Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Amendment Agreement, the Note, the Note Purchase Agreement, respectively filed as Exhibit 10.1, Exhibit 4.1 and Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

4.1	Form of Note, dated October 9, 2025

10.1	Amendment No.1 to Security Agreements and Guaranties, dated as of October 9, 2025, by and between the Company and the Investor

10.2	Note Purchase Agreement, dated as of October 9, 2025, by and between the Company and the Investor

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2025	VSEE HEALTH, INC.

	By:	/s/ Imoigele Aisiku
	Name:	Imoigele Aisiku
	Title:	Co-Chief Executive Officer

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